Exhibit 10.36
INNVENTURE, INC.
NOTICE OF GRANT OF CASH-SETTLED APPRECIATION RIGHTS

    Innventure, Inc. (the “Company”) hereby grants to the participant named below (the “Participant”) the number of appreciation rights (“Appreciation Rights”) set forth below. The Appreciation Rights are being granted outside of any equity compensation plan of the Company and are subject to all of the terms and conditions in this Notice of Grant of Cash-Settled Appreciation Rights (this “Grant Notice”) and in the Cash-Settled Appreciation Rights Agreement attached hereto (the “Agreement”). Capitalized terms used, but not otherwise defined, in this Grant Notice will have the meanings given to such terms in the Agreement, and the Agreement is hereby incorporated by reference into this Grant Notice.

Participant:	[Name]
Date of Grant:	[Grant Date]
Number of Appreciation Rights:	[#]

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INNVENTURE, INC.

Cash-Settled Appreciation Rights Agreement

Innventure, Inc. (the “Company”) has granted to the Participant named in the Notice of Grant of Cash-Settled Appreciation Rights (the “Grant Notice”) to which this Cash-Settled Appreciation Rights Agreement is attached (together with the Grant Notice, this “Agreement”) an award of Appreciation Rights as set forth in such Grant Notice, subject to the terms and conditions set forth in this Agreement.

1.Certain Definitions. Capitalized terms used, but not otherwise defined, in this Agreement will have the meanings given to such terms in the Grant Notice. As used in this Agreement:
(a)“Accelsius” means Accelsius Holdings LLC.
(b)“Base Price” means the fair market value (as determined by the Committee in its reasonable discretion) of a Class A Common Unit of Accelsius on the Date of Grant.
(c)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder, as such law and regulations may be amended from time to time.
(d)“Committee” means the Compensation Committee of the Board of Directors of the Company.
(e)“Date of Grant” means the date of grant set forth in the Grant Notice.
(f)“Disability” (or similar terms) shall mean a circumstance in which the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months and otherwise satisfies the requirements to be disabled under Section 409A of the Code.
(g)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
(h)“Spread” means the excess of the fair market value (as determined by the Committee in its reasonable discretion) of a Class A Common Unit of Accelsius on the date when an Appreciation Right is exercised over the Base Price.
2.Grant of Appreciation Rights. Subject to and upon the terms, conditions and restrictions set forth in this Agreement , the Company has granted to the Participant, as of the Date of Grant, the number of Appreciation Rights set forth in the Grant Notice (the “Appreciation Rights”). Subject to and upon the terms and conditions of this Agreement, each

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Appreciation Right shall represent the right of the Participant to receive an amount in cash equal in value to 100% of the Spread.
3.Restrictions on Transfer of Appreciation Rights. Except as otherwise determined by the Committee, neither the Appreciation Rights evidenced hereby nor any interest therein shall be transferable prior to payment to the Participant pursuant to Section 5 hereof other than by will or pursuant to the laws of descent and distribution.
4.Exercise of Appreciation Rights. The Appreciation Rights shall be automatically exercised upon the earliest to occur of: (i) the two-year anniversary of the Date of Grant, (ii) the Participant’s death, or (iii) the Participant’s Disability.
5.Form and Time of Payment of Appreciation Rights.
(a)Payment for the Appreciation Rights shall be made in the form of a lump sum cash payment in an amount equal to the aggregate Spread of the Appreciation Rights.
(b)Payment for the Appreciation Rights shall be made within 30 days after the earliest of the following: (i) the two-year anniversary of the Date of Grant, (ii) the Participant’s death or (iii) the Participant’s Disability.
(c)The Company’s obligations to the Participant with respect to the Appreciation Rights will be satisfied in full upon the payment of cash corresponding to such Appreciation Rights by the Company.
6.Rights of the Participant. The obligation of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver cash in the future, and the rights of the Participant will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.
7.Adjustments. The Committee will adjust the number of Appreciation Rights covered by this Agreement or the other terms of the Appreciation Rights in the event that the Committee, in its sole discretion, determines, in good faith, such adjustment is equitably required to prevent dilution or enlargement of the rights of the Participant that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of Accelsius, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a change in control of the Company, the Committee may provide in substitution for any Appreciation Rights outstanding under this Agreement such alternative consideration, if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all Appreciation Rights so replaced in a manner that complies with Section 409A of the Code.
8.Taxes. To the extent that the Company is required to withhold federal, state, local, or foreign taxes or other amounts in connection with any payment made or benefit realized by the Participant under this Agreement, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld. If the Participant’s benefit is to be received in the form of cash, then the Company will withhold from

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such cash the amount required to be withheld. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to guarantee any particular tax result for the Participant with respect to any payment provided to the Participant hereunder, and the Participant shall be responsible for any taxes imposed on the Participant with respect to any such payment.
9.Compliance with Law. Notwithstanding anything in this Agreement to the contrary, (i) nothing in this Agreement or otherwise limits the Participant’s right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act or The Sarbanes-Oxley Act of 2002) and (ii) nothing in this Agreement prevents the Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity the Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.
10.Compliance With Section 409A of the Code. To the extent applicable, it is intended that this Agreement comply with the provisions of Section 409A of the Code. This Agreement shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Participant). Notwithstanding the foregoing, the Company is not guaranteeing any particular tax outcome, and the Participant shall remain solely liable for any and all tax consequences associated with the Appreciation Rights.
11.Interpretation. Any reference in this Agreement to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
12.No Right to Future Awards or Service. The grant of the Appreciation Rights under this Agreement to the Participant is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of the Appreciation Rights and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing contained in this Agreement shall confer upon the Participant any right to provide service or continue to provide service to the Company or any of its subsidiaries, nor limit or affect in any manner the right of the Company or any of its subsidiaries to terminate the service or adjust the compensation of the Participant.
13.Relation to Other Benefits. Any economic or other benefit to the Participant under this Agreement shall not be taken into account in determining any benefits to which the Participant may be entitled under any other compensatory arrangement maintained by the Company or any of its subsidiaries.
14.Amendments. No amendment to this Agreement shall adversely affect the rights of the Participant under this Agreement without the Participant’s written consent, provided that the Participant’s consent shall not be required to an amendment that is deemed necessary by the

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Company to ensure compliance with Section 409A of the Code or Section 10D of the Exchange Act.
15.Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
16.Administration. This Agreement will be administered by the Committee. The interpretation and construction by the Committee of any provision of this Agreement (or related documents) and any determination by the Committee pursuant to any provision of this Agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.
17.Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the Appreciation Rights by electronic means or request the Participant’s consent to the terms of this Agreement by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in this Agreement through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
18.Governing Law. This Agreement shall be governed by and construed with the internal substantive laws of the State of Delaware, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.
19.Successors and Assigns. Without limiting Section 3 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Participant, and the successors and assigns of the Company.
20.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

[Signatures on following page]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year indicated below.

INNVENTURE, INC.

By:

Name:
Title:
Date:

Participant Acknowledgment and Acceptance

By:

Print Name:
Date:

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